UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FULGENT GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FULGENT GENETICS, INC.

4978 Santa Anita Avenue

Temple City, California 91780

April 10, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (“Annual Meeting”) of Fulgent Genetics, Inc. to be held at our principal executive offices at 4978 Santa Anita Avenue, Temple City, California 91780, on Tuesday, May 16, 2017, at 9:00 a.m. Pacific Time.

The accompanying notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide certain other information about Fulgent Genetics.

Your vote is very important. Please vote as promptly as possible. Thank you for supporting Fulgent Genetics.

Sincerely,

/S/ MING HSIEH
MING HSIEH
President and Chief Executive Officer

FULGENT GENETICS, INC.

4978 Santa Anita Avenue

Temple City, California 91780

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2017

The annual meeting of stockholders (“Annual Meeting”) of Fulgent Genetics, Inc. (the “Company”) will be held at the Company’s principal executive offices at 4978 Santa Anita Avenue, Temple City, California 91780, on Tuesday, May 16, 2017, at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect four directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 200,000,000 to 50,000,000; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement that accompanies this notice.

The Company’s Board of Directors has fixed the close of business on March 24, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices for a period of 10 days prior to the Annual Meeting.

By order of the Board of Directors,

/S/ MING HSIEH
MING HSIEH
President and Chief Executive Officer

Temple City, California
April 10, 2017

FULGENT GENETICS, INC.

4978 Santa Anita Avenue

Temple City, California 91780

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2017

FULGENT GENETICS, INC.

4978 Santa Anita Avenue

Temple City, California 91780

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2017

GENERAL INFORMATION

The board of directors (“Board”) of Fulgent Genetics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), is providing this proxy statement (“Proxy Statement”) and all other proxy materials to you in connection with the solicitation of proxies for use at our 2017 annual meeting of stockholders (“Annual Meeting”). The Annual Meeting will be held at our principal executive offices at 4978 Santa Anita Avenue, Temple City, California 91780, on Tuesday, May 16, 2017, at 9:00 a.m. Pacific Time (“PT”), or any adjournment or postponement thereof, for the purposes stated in this Proxy Statement. Stockholders are being asked to vote at the Annual Meeting on the following four proposals: (1) the election of four directors to the Board; (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) the approval of an amendment to our certificate of incorporation to reduce the number of shares of common stock that we are authorized to issue from 200,000,000 to 50,000,000; and (4) such other business as may properly come before the Annual Meeting. This Proxy Statement summarizes the information that you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to deliver our proxy materials, including this Proxy Statement, our annual report for the year ended December 31, 2016 (“Annual Report”) and a proxy card for the Annual Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and our other proxy materials to our stockholders on or about April 17, 2017. If you would like to receive our proxy materials for future annual meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices.

In addition, we are also making all of our proxy materials available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of our proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on Tuesday, May 16, 2017

This Proxy Statement and the Annual Report are available at

http://www.edocumentview.com/FLGT

Record Date and Outstanding Shares

All stockholders that owned our common stock at the close of business on March 24, 2017, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 17,676,256 shares of our common stock were outstanding.

Voting Rights and Quorum Requirement

Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. The proxy card indicates the number of shares of our common stock that you own.

We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, discussed under “Voting Requirements” below, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Voting Requirements

Generally, broker non-votes occur when shares held in “street name” (that is, shares held by a broker, bank or other nominee for a beneficial owner) are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary power to vote the shares with respect to the proposal without such instructions. A broker, bank or other nominee is only entitled to vote shares held for a beneficial owner without receiving voting instructions from the beneficial owner on matters that are deemed to be “routine.” For the Annual Meeting, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) and the amendment to our certificate of incorporation to reduce the number of authorized shares of our common stock (Proposal 3) are expected to be “routine” matters. On the other hand, a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner without receiving voting instructions from the beneficial owner on matters that are deemed to be “non-routine.” For the Annual Meeting, the election of directors (Proposal 1) is a “non-routine” matter. As a result, if you hold your shares in street name, it is important that you give your broker, bank or other nominee specific voting instructions if you want your vote to count in the election of directors at the Annual Meeting. Pursuant to our bylaws, broker non-votes will not be included in the number of shares represented and entitled to vote with respect to the proposal for which they occur. As a result, broker non-votes are not counted for purposes of determining whether stockholder approval of any individual proposal has been obtained.

Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the Annual Meeting, meaning that the four nominees receiving the highest number of votes will be duly elected as directors. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions, if any, will have no effect on the outcome of the vote on this proposal because they are not considered to be present or entitled to vote on the proposal, and broker non-votes are not expected to occur on this proposal. The proposal to amend our certificate of incorporation to reduce the number of authorized shares of common stock must be approved by the affirmative vote of a majority of the issued and outstanding shares of common stock as of the record date for the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

Below is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Auditor	Majority of Votes Cast	Routine	Abstentions will have no effect Broker non-votes are not expected to occur
3: Reduction of Authorized Shares of Common Stock	Majority of Outstanding Shares	Routine	Same effect as a negative vote

How to Vote

Stockholders of Record

If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following four ways:

•	In Person. You may vote in person at the Annual Meeting. We will provide you a voting ballot when you arrive.

•	By Mail. You may vote by proxy by completing the accompanying proxy card for the Annual Meeting and mailing it in the envelope provided.

•	By Telephone. You may vote by proxy by telephone by calling the toll-free number found on the proxy card for the Annual Meeting.

•	On the Internet. You may vote by proxy on the internet at www.edocumentview.com/FLGT by following the instructions on the proxy card for the Annual Meeting.

Votes submitted by telephone or on the Internet must be received by 9:00 am PT on Tuesday, May 16, 2017 to be counted. Votes submitted in person or by mail, must be cast or received no later than the close of voting at the Annual Meeting to be counted.

Once you have submitted your proxy by mail, telephone or the Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	Later-Dated Proxy. You may submit another proxy marked with a later date (which will automatically revoke an earlier-dated proxy) by mail, telephone or the Internet, until the applicable deadline for each voting as described above.

•	Written Notification. You may send or otherwise deliver written notification to the attention of our Corporate Secretary at the address of our principal executive offices that you wish to revoke your proxy before it is voted at the Annual Meeting.

•	In Person. You may vote in person at the Annual Meeting (which will automatically revoke an earlier-provided proxy).

Beneficial Owners of Shares Held in Street Name

You are a beneficial owner if, at the close of business on the record date, your shares were held by a broker, bank or other nominee and not in your name. Being a beneficial owner means that your shares are held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions your broker, bank or other nominee provides. As a result, if you are a beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy.

If your stock is held in street name and you wish to vote in person at the Annual Meeting, then you must bring certain additional items with you in order to gain admission to the Annual Meeting, as described under “Attending and Voting at the Annual Meeting” below.

Attending and Voting at the Annual Meeting

All stockholders that owned our common stock at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting in person. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, to gain admission. Additionally, if you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the record date for the Annual Meeting, as well as a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy.

Submitting your proxy prior to the Annual Meeting will not affect your right to vote in person should you decide to attend the Annual Meeting, and you are encouraged to vote by proxy prior to the Annual Meeting to ensure that your vote will be counted. However, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you must give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting and submit a completed ballot at the Annual Meeting reflecting your vote.

Tabulation of Votes

The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us by the applicable deadline specified under “How to Vote” above. If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted “FOR” each nominee for director (Proposal 1); “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2); and “FOR” the approval of the amendment to our certificate of incorporation to reduce the number of authorized shares of our common stock (Proposal 3). In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote for or against any other matter presented at the Annual Meeting. In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting. In that case, you will be able to change or revoke your proxy until it is voted.

Solicitation

This solicitation is made by our Board and we will bear the entire cost of soliciting proxies, including the costs of preparation, assembly, printing and mailing of this Proxy Statement, the Annual Report, the proxy card for the Annual Meeting and any additional information that we may furnish to stockholders. We will provide copies of solicitation materials to brokers, banks and other nominees holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners of those shares. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the delivery of our proxy materials to stockholders and the availability of these materials on the Internet, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or other employees. No additional compensation will be paid to these individuals for these services. In addition, we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board shall be four. The Board has, upon recommendation of our nominating committee, nominated Ming Hsieh, John Bolger, James J. Mulé and Yun Yen for election as members of the Board.

Each of the nominees is currently a director of our Company. Mr. Hsieh is the only director nominee that was previously elected by our stockholders, and all other nominees were initially identified and recommended by Mr. Hsieh and were appointed as directors in connection with our initial public offering in September 2016. Upon his re-election at the Annual Meeting, each director will serve a one-year term until the next annual meeting of our stockholders and until his successor is duly elected and qualified. During the course of a term, the Board may appoint a new director to fill any vacant seat. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of our stockholders. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

We encourage, but do not require, our directors to attend meetings of our stockholders.

Nominees for Director

You are being asked to vote on the four director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these four nominees. All of our director nominees are current members of our Board. The names of the director nominees, their ages as of May 1, 2017, their positions with our Company and other information about their background, experience, qualifications, attributes and skills are shown below.

Name of Director Nominee	Age	Position(s) and Office(s)
Ming Hsieh	61	President, Chief Executive Officer and Chairman
John Bolger	70	Director
James J. Mulay (Mulé), I.Ph.D.	64	Director
Yun Yen, M.D., Ph.D., F.A.C.P.	62	Director

Ming Hsieh, our founder, served as the manager of our predecessor, Fulgent Therapeutics LLC (“Fulgent LLC”), from its inception in June 2011 until September 2016, was appointed as our director, President and Chief Executive Officer upon our incorporation in May 2016 and was appointed as Chairman of our Board in September 2016 in connection with our initial public offering. Prior to founding our Company, Mr. Hsieh served as Chief Executive Officer, President and Chairman of the board of directors of Cogent, Inc., or Cogent, a biometric identification services and products company he co-founded in 1990, which was acquired by 3M in 2010. Prior to his tenure at Cogent, Mr. Hsieh founded and served as Vice President of AMAX Technology from 1987 to 1990. Mr. Hsieh currently serves on the board of directors of Fortinet, Inc., a network security company traded on the NASDAQ Global Select Market under the symbol “FTNT.” Mr. Hsieh received a B.S.E.E. from USC in 1983 and an M.S.E.E. from USC in 1984, as well as honorary doctoral degrees from USC in 2010 and the University of West Virginia in 2011. Mr. Hsieh has served as a trustee at USC since 2007 and at Fudan University in China since 2011. In 2015, Mr. Hsieh was elected to the National Academy of Engineering. Mr. Hsieh was selected to serve on our Board based on his extensive management experience, his knowledge of our business, culture and operations as our founder, his engineering expertise and his service for and leadership of our Company since inception.

John Bolger was appointed as a member of our Board in September 2016 in connection with our initial public offering. For the past five years, Mr. Bolger has been retired and has operated as a private investor. Mr. Bolger has also served as a director of Tintri Inc., a virtual machine-aware storage solution company, since January 2016. Mr. Bolger has extensive public company board and audit committee experience, having served as a director and audit committee chair of the following publicly traded companies for various terms during the period from 1993 to 2010: Integrated Device Technology, Inc., Sanmina Corp., Data Race, Inc., TCSI, Inc., Integrated Systems, Inc., Wind River Systems, Inc., Mission West Property, Inc., Cogent, Micromuse, Inc., JNI and Mattson Technology. Mr. Bolger also served as Vice President, Chief Financial and Administrative Officer of Cisco Systems, Inc., a manufacturer of computer networking systems, from 1989 to 1992. Mr. Bolger received a B.A. from the University of Massachusetts and an M.B.A. from Harvard University and he is a Certified Public Accountant. Mr. Bolger was selected to serve on our Board based on his more than 30 years of accounting and financial expertise, as well as his extensive public company board and senior management experience.

James J. Mulé, I.Ph.D., was appointed as a member of our Board in September 2016 in connection with our initial public offering. For the past five years, Dr. Mulé has served in various capacities at the H. Lee Moffitt Comprehensive Cancer Center in Tampa, Florida, including as the Michael McGillicuddy (U.S. Senator Connie Mack & Family) Endowed Chair in Melanoma Research and Treatment, a Senior Member of both the Immunology and Cutaneous Oncology Programs, Associate Center Director for Translational Research and the Director of Cell-Based Therapies, as well as at the National Cancer Institute and the FDA as a Special Government Employee. Dr. Mulé has also served as a director of Moffitt Technologies Corporation, a for-profit corporation that holds equity in various companies that have licensed intellectual property from the Moffitt Cancer Center, since 2009. Dr. Mulé also sits on numerous medical, scientific, business and research advisory boards of for-profit and non-profit entities and has published over 180 articles in the areas of cancer vaccines and cancer immunotherapy. Dr. Mulé received a B.A. from New Jersey City University in 1974, an M.S. in cellular immunology from the University of Washington School of Medicine in 1977 and an I.Ph.D. in tumor immunology from the University of Washington Graduate School and the Fred Hutchinson Cancer Research Center in 1981. Dr. Mulé was selected to serve on our Board based on his deep expertise within the life sciences field, as well as his professional experience and background.

Yun Yen, M.D., Ph.D., F.A.C.P., is a founder of our genetic testing business and was appointed as a member of our Board in September 2016 in connection with our initial public offering. Dr. Yen is President and Chair Professor at Taipei Medical University in Taiwan, as well as an Affiliate Professor at the California Institute of Technology. Dr. Yen’s prior experience includes service as the Allen and Lee Chao Endowed Chair in Developmental Cancer Therapeutics at the City of Hope Comprehensive Cancer Center from 2008 until 2014, and Chair of the City of Hope’s Molecular Pharmacology Department and Associate Director for Translational Research at the City of Hope Comprehensive Cancer Center from 2005 until 2014. Dr. Yen holds memberships in numerous professional organizations and has published more than 140 abstracts and peer-reviewed journal articles. Dr. Yen received a M.D. from Taipei Medical College in 1982 and a Ph.D. in Pathology and Cell Biology from Thomas Jefferson University in 1988. Dr. Yen was selected to serve on our Board based on his extensive expertise within the life sciences field, as well as his educational and professional background.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NAMED DIRECTOR NOMINEES

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Deloitte & Touche LLP has audited our financial statements for the three annual periods ending December 31, 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of Deloitte & Touche LLP, the audit committee of the Board will consider whether to retain the firm. Even if our stockholders ratify the appointment of Deloitte & Touche LLP, the audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table presents information about the aggregate fees billed to us for services rendered by Deloitte & Touche LLP during the periods presented:

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$2,475,254	$—
Audit-Related Fees(2)		—
Tax Fees(3)	—	—
All Other Fees(4)	1,895	—

Total	$2,477,149	$—

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-1 and Form S-8, including related comfort letters) and other services that are normally provided in connection with statutory and regulatory filings or engagements for the periods presented. Deloitte & Touche LLP rendered no such services for us in 2015.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Deloitte & Touche LLP rendered no such services for us in 2016 or 2015.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. Deloitte & Touche LLP rendered no such services for us in 2016 or 2015.
(4)	All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. In 2016, these fees consisted of fees for accounting research literature.

Pre-Approval Policies and Procedures

As a matter of policy, all audit, internal control-related and permitted non-audit services, as well as the fees and terms of such services, that are provided by our independent registered public accounting firm, except for non-audit services within the “de minimus” provisions of applicable SEC rules, are pre-approved by the audit committee of the Board. In considering such services for approval, the audit committee considers whether the provision of the services is compatible with maintaining the independence of our independent registered public accounting firm. All services provided by Deloitte & Touche LLP in 2016 following our initial public offering were pre-approved by the audit committee.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO

REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our certificate of incorporation currently authorizes the issuance of 200,000,000 shares of our common stock, par value $0.0001 per share. After due consideration, our Board has determined that it is in the best interests of the Company and its stockholders to amend our certificate of incorporation to reduce the number of shares of our common stock that we are authorized to issue from 200,000,000 shares to 50,000,000 shares. Our certificate of incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.0001 per share, which would remain unchanged.

Current Capitalization

As of March 24, 2017, our capitalization was as follows:

•	17,676,256 shares of our common stock were issued and outstanding;

•	954,943 shares of our common stock were subject to outstanding stock options and restricted stock units granted pursuant to our 2016 Omnibus Incentive Plan (“2016 Plan”);

•	1,149,326 shares of our common stock were reserved for issuance pursuant to future awards that may be granted under the 2016 Plan; and

•	no shares of our preferred stock were issued or outstanding, and there are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.

Based on the above capitalization information, 181,368,801 shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of March 24, 2017.

Purpose of the Amendment

As described above, there are a significant number of authorized but unissued shares of our common stock relative to the number of shares outstanding.

Our Board is mindful of the potential negative effects of a large number of authorized but unissued shares of our common stock. For instance, future issuances of common stock or securities convertible into common stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of common stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. However, the Board is not aware of any attempt, or contemplated attempt, to acquire control of our Company, and this proposal is not being presented with the intent that it be used in connection with any such acquisition attempt. Further, because the amount of a Delaware corporation’s franchise tax fees is based on the number of authorized shares of its capital stock, a larger number of authorized shares results in increased Delaware franchise tax obligations.

Our Board believes that the number of shares of our common stock that is currently authorized, 200,000,000 shares, provides significantly more available shares than are necessary for our reasonably foreseeable future needs. As a result, our Board has approved and is recommending that our stockholders approve a reduction in the number of shares of our common stock that we are authorized to issue from 200,000,000 shares to 50,000,000 shares. Our Board believes 50,000,000 authorized shares of common stock will provide us with sufficient flexibility to issue shares of our common stock as needed for general corporate purposes for the foreseeable future. In addition, a reduction to the authorized shares of our common stock will have the immediate effect of reducing our Delaware franchise tax obligations by an estimated amount of $120,000 annually.

Potential Adverse Effects of the Amendment

Although our Board believes 50,000,000 authorized shares of common stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be wrong and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares. Because our bylaws do not permit our stockholders to act by written consent, any such increase to our authorized shares would require us to solicit proxies and hold a vote at an annual or special meeting of our stockholders. The stockholder meeting process can be costly and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our certificate of incorporation.

Procedure for Effecting the Amendment

If the proposed amendment is approved and adopted by our stockholders at the Annual Meeting, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation in substantially the form attached as Annex A to this Proxy Statement. Subject to the discretion of the Board, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO

OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the NASDAQ Global Market. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committee be independent. Audit committee and compensation committee members must also satisfy enhanced independence criteria set forth in Rule 10A-3 and Rule 10C-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), respectively, and corresponding NASDAQ rules.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, our Board has determined that Mr. Bolger, Dr. Mulé and Dr. Yen, constituting three of the four directors standing for re-election at the Annual Meeting, are independent directors within the meaning of applicable NASDAQ rules and listing requirements, and that each member of our audit committee and compensation committee satisfies the enhanced independence requirements of applicable NASDAQ and SEC rules. In making this determination, the current and prior relationships of each non-employee director with our Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock, any related party relationships involving our Company and any such director, as described under “Certain Relationships and Related Party Transactions” below, and the following additional relationships:

•	In 2012 and 2016, we purchased certain chemicals and other materials for an aggregate price of approximately $284,500 from the Sino-American Cancer Foundation, a charitable organization, in connection with our former pharmaceutical business, which was split-off in April 2016 and is not related to our current operations. Dr. Yen currently serves as the President and Chairman of the Sino-American Cancer Foundation.

•	In 2015, we began subleasing certain of our facilities to the Sino-American Cancer Foundation. In 2015 and 2016, we received aggregate proceeds of approximately $11,500 and $28,300, respectively, from the Sino-American Cancer Foundation in connection with this sublease.

There are no family relationships between any director nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

The Board has determined that Mr. Hsieh is not independent because he is an employee of our Company.

Board Function, Composition and Meetings

The primary responsibilities of our Board are to provide oversight of the business and affairs of our Company, the determination of our mission, our long-term strategy and objectives and the management of our risks. The functions of the Board are carried out by the full Board and, when delegated, by our Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

From our incorporation until our initial public offering in September 2016, Mr. Hsieh served as the sole member of our Board. In connection with our initial public offering, in September 2016 our other directors were appointed as additional members of our Board and Mr. Hsieh was appointed as the Chairman of our Board. Our Board meets on a regular basis and additionally as needed. According to our corporate governance guidelines adopted in September 2016 in connection with our initial public offering, our Board is to meet at least four times each year, and the independent directors of the Board will meet in executive session (with no management directors or other management present) as often as they determine is appropriate and at least twice annually. In 2016, our Board held a total of two meetings, one of which occurred before the appointment of Mr. Bolger, Dr. Mulé and Dr. Yen in September 2016 in connection with our initial public offering. All of our directors attended 100% of the total number of Board and applicable committee meetings held during the period in 2016 when he served.

Board Leadership Structure

Our Board is chaired by Mr. Hsieh. We believe having a single person serve as both Chairman of our Board and Chief Executive Officer of our Company is the most effective leadership structure for us at this time. We believe Mr. Hsieh is the director best situated to identify strategic opportunities and focus the activities of the Board on the matters most critical to our business and strategy due to his commitment to our business. The Board also believes that the combined role of Chairman and Chief Executive Officer promotes effective execution of strategic initiatives and facilitates information flow between management and the Board.

Board Committees

In connection with our initial public offering, in September 2016 our Board established an audit committee, a compensation committee and a nominating committee and adopted a written charter under which each such committee operates, each of which satisfies applicable NASDAQ rules and listing requirements and is available on our website, www.fulgentgenetics.com. The composition and functions of each of these committees are described below. In accordance with applicable Delaware law, each committee may create one or more subcommittees consisting of one or more members of the committee and delegate to such a subcommittee any or all of the powers and authority of the committee. Members of our Board committees are expected to serve on these committees until their resignation or until otherwise determined by our Board.

Our Board may in the future establish other committees to facilitate the management of our business, in compliance with our certificate of incorporation, bylaws and applicable Delaware law and NASDAQ and SEC rules.

Audit Committee

Our audit committee is comprised of Mr. Bolger, Dr. Mulé, and Dr. Yen, and Mr. Bolger serves as chair of the committee. We have determined that each member of the audit committee meets all applicable independence and financial expertise requirements under NASDAQ and SEC rules. In addition, our Board has determined that Mr. Bolger qualifies as an “audit committee financial expert” within the meaning of applicable SEC rules, and that each audit committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the audit committee. The audit committee held one meeting in 2016.

The functions of this committee include, among other things:

•	the oversight of our policies and procedures to fulfill our responsibilities regarding the fair and accurate presentation of our financial statements;

•	selecting and appointing a firm to serve as the independent registered public accounting firm to audit our financial statements, and fulfilling related obligations, including compensating, retaining, working with and overseeing the work of such firm in various respects;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly audited financial statements and related matters prior to the filing thereof;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls;

•	reviewing and approving material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is comprised of Mr. Bolger, Dr. Mulé and Dr. Yen, and Dr. Mulé serves as chair of the committee. We have determined that each member of the compensation committee meets all applicable independence requirements under, and taking into account the factors set forth in, NASDAQ and SEC rules, is a non-employee director, as defined in Rule 16b-3 under the Exchange Act, and is an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). The compensation committee held one meeting in 2016.

The functions of this committee include, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers, including reviewing and recommending to our Board the terms of any compensatory agreements with our executive officers;

•	determining the objectives of our executive officer compensation programs, identifying what the programs are designed to reward, and modifying (or recommending that our Board modify) the programs as necessary, consistent with such objectives and intended rewards;

•	reviewing and approving any stock option award or any other type of equity-based or equity-linked award as may be required for complying with any tax, securities, or other regulatory (including NASDAQ) requirement, or otherwise determined to be appropriate or desirable by this committee or our Board;

•	reviewing and approving new incentive compensation and equity plans, as well as material changes to existing incentive compensation and equity plans;

•	assisting management with appropriate compensation related disclosure and reports in certain SEC filings; and

•	reviewing an annual compensation-risk assessment report and considering whether our compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company.

In addition to the role of our compensation committee in establishing executive compensation, certain of our executive officers also play a role in recommending or determining the amount or form of executive compensation. In general, our Chief Executive Officer may review and make recommendations to the compensation committee regarding the compensation of our other executive officers and members of senior management, and our Chief Executive Officer and our other executive officers may also provide background information regarding the Company’s strategies and input regarding business performance targets and performance-related compensation objectives. The compensation committee may review and consider these recommendations and other input in making compensation decisions, as it deems appropriate. Our Chief Executive Officer is not be present during the compensation committee’s or the Board’s voting or deliberations regarding his own compensation.

Additionally, our compensation committee has the authority to engage the services of compensation consultants or other experts or advisors as it deems appropriate in fulfilling its responsibilities. Pursuant to its charter and in accordance with applicable NASDAQ and SEC rules, the compensation committee would assess the independence of any compensation consultant, including the existence of any conflicts of interest, prior to any engagement. Neither the compensation committee nor our management engaged any compensation consultants in 2016.

Nominating Committee

Our nominating committee is comprised of Mr. Bolger, Dr. Mulé and Dr. Yen, and Dr. Yen serves as chair of the committee. We have determined that each member of the nominating committee meets all applicable independence requirements under NASDAQ rules. The nominating committee held one meeting in 2016.

The functions of this committee include, among other things:

•	identifying and recommending candidates for membership on our Board;

•	evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and

•	assisting our Board on other matters as requested.

Our nominating committee has the authority to engage the services of search firms to be used to identify director candidates or other experts or advisors as it deems appropriate in fulfilling its responsibilities. Neither the nominating committee nor our management engaged any such firms, experts or advisors in 2016.

Board Role in Risk Oversight

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, research and development, financial and legal and regulatory risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management.

In its risk oversight role, the Board and each of its committees regularly discusses, internally and with management, the material risks confronting our business, and considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions. As part of its oversight function, the Board also monitors the day-to-day risk management processes designed and implemented by our management and generally evaluates how our management operates our Company with respect to our risk exposures, in part through its committee structure as follows:

•	The audit committee oversees management of risks relating to our financial reporting and accounting policies and any related party or conflict-of-interest transactions;

•	The compensation committee oversees management of risks relating to our compensation practices and policies; and

•	The nominating committee oversees management of risks relating to the composition of the Board, including the independence of our directors.

We believe our Board committees, which are all comprised solely of independent directors and which meet regularly without members of management present, and their roles in the Board’s performance of its risk oversight function provide an appropriate level of independent oversight (including risk oversight) of our management, even in light of the Board’s leadership structure of having a single person serve as both Chairman of our Board and Chief Executive Officer of our Company.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers, including our principal executive, financial and accounting officers or persons performing similar functions, and agents and representatives, including directors and consultants. Additionally, we have adopted a supplemental code of ethics for senior financial officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers who have been designated by our Chief Executive Officer. Among other matters, our code of business conduct and ethics and supplemental code of ethics for senior financial officers are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosures in our SEC reports and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Our code of business conduct and ethics and supplemental code of ethics for senior financial officers are available on our website, www.fulgentgenetics.com. We expect that any amendments to certain provisions of our code of business conduct and ethics or supplemental code of ethics for senior financial officers or any waivers of any such provisions applicable to any director or principal executive, financial or accounting officer or persons performing similar functions will be disclosed on our website to the extent required by applicable NASDAQ or SEC rules.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its responsibilities and to serve the interests of our Company and our stockholders. Our corporate governance guidelines are available on our website, www.fulgentgenetics.com.

Identifying and Evaluating Director Nominees

The Board is responsible for identifying and recommending director nominees each year at our annual meeting of stockholders. The Board’s director recommendations are based on its determination, using advice and information provided by the nominating committee, of the suitability of all director candidates, individually and in the aggregate, to serve as directors of our Company.

Qualifications

Our nominating committee is responsible for regularly reviewing the performance of each current director and the Board as a whole, and considers the results of this evaluation in determining the candidates to recommend as director nominees. Under the terms of the nominating committee’s charter and our corporate governance guidelines, the committee considers the following qualifications in determining its director nominee recommendations, among others: experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; prominence and reputation; and any other skills, expertise, business or other knowledge and experience that would be useful to the effective oversight of our business. Since prominence and reputation in a particular profession or field of endeavor are what brings most potential candidates to the Board’s attention, the nominating committee also considers whether a director candidate has adequate time available to devote to the work of the Board and one or more of its committees. To this end, our corporate governance guidelines provide that no director should hold more than three public company directorships and our Chief Executive Officer and other Board members who are employed full-time should not hold more than two public company directorships. Further, although we do not have a formal policy with respect to Board diversity, our Board strives to assemble a Board of Directors that brings a variety of perspectives and skills derived from diverse business and professional experience, and our nominating committee considers individuals from various disciplines and backgrounds in recommending director nominees. The nominating committee or the Board may establish additional or different qualifications for Board membership in the future, and the nominating committee is responsible for assessing the appropriate balance of qualifications required of Board members.

Other than the foregoing, there are no stated minimum qualifications for director nominees, and the nominating committee may consider these factors and any such other factors as it deems appropriate. The nominating committee does, however, review the activities and associations of each potential candidate to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. Additionally, the nominating committee recognizes that applicable NASDAQ and SEC rules provide that at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board must qualify as independent directors under applicable NADAQ rules, and the members of certain of our Board committees must satisfy enhanced independence criteria under applicable NASDAQ and SEC rules.

Stockholder Recommendations of Director Nominees

The nominating committee will consider director candidates recommended by stockholders and will evaluate any such candidates in the same manner as all other candidates. A stockholder who wishes to propose a director nominee must comply with all applicable requirements set forth in our bylaws, including submission to us of timely written notice. To be timely, the written notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices no later than 90 days before the date of the annual meeting of stockholders at which the proposed director nominee is to be up for election. The stockholder’s written notice must include, among other things as specified in our bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may reference a copy of our bylaws by accessing the filings we make with the SEC, which are available through our website, www.fulgentgenetics.com, or through the SEC’s website, www.sec.gov. A stockholder who complies in full with all of the notice and other requirements set forth in our bylaws will be permitted to present the director nominee(s) at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy materials for the annual meeting of stockholders unless an applicable SEC rule requires that we include the director nominee in our proxy materials.

Stockholder Communications with the Board

Stockholders may communicate with the Board by sending a letter to the attention of our Corporate Secretary at the address of our principal executive offices. Any such communication must set forth the name and address of the stockholder on whose behalf the communication is sent and indicate whether the communication is intended for the full Board, the non-employee directors as a group or an individual director. The Corporate Secretary, or his or her designee, may review any such communication before forwarding it to its intended recipient, and may choose not to forward any communication that is deemed, in the Corporate Secretary’s discretion, to be unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal, similarly unsuitable or otherwise inappropriate for Board consideration. Communications deemed to be appropriate will be forwarded to the Board or the identified director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the audit committee for such communications.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Mr. Bolger, Dr. Mulé and Dr. Yen. No member of our compensation committee is a present or former officer or employee of our Company or any of its subsidiaries, and no member of our compensation committee has, or at any time in 2016 had, any relationship requiring disclosure under “Certain Relationships and Related Party Transactions” pursuant to SEC rules, except as follows:

•	The Company performed in 2016, and may continue to perform in the future, certain research testing services for the Sino-American Cancer Foundation, and in 2016 recognized revenue in the aggregate amount of $150,000 for such services. As noted above, Dr. Yen serves as the President and Chairman of the Sino-American Cancer Foundation.

•	The Company performed in 2016, and may continue to perform in the future, certain genetic sequencing services for Taipei Medical University, and in 2016 recognized revenue in the aggregate amount of $353,000 for such services. Dr. Yen served as the President for Taipei Medical University until July 31, 2016 and currently serves as an honorary Chairman of the Board for Taipei Medical University.

•	In November 2016, the Company paid to Dr. Yen $52,870 in tax distributions based on the assumed income tax liabilities of Dr. Yen as a former member of our predecessor, Fulgent LLC, attributable to Fulgent LLC’s 2016 net taxable income. See “Certain Relationships and Related Party Transactions—Tax Distributions” below for additional information.

None of our executive officers currently serve, nor has any of them served at any time in 2016, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

INFORMATION ABOUT EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of May 1, 2017, and their positions are shown in the table below. Each executive officer’s employment with the Company is “at-will” and may be terminated at any time without any advance notice and for any reason or no reason at all. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company. Biographical summaries of each of our executive officers who are not also members of our Board are also set forth below.

Name of Executive Officer	Age	Position(s) and Office(s)
Ming Hsieh	61	President, Chief Executive Officer and Chairman
Paul Kim	49	Chief Financial Officer
Han Lin Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G.	50	Chief Scientific Officer and Lab Director

Paul Kim has served as our Chief Financial Officer since January 2016. Prior to his service for us, Mr. Kim was retired from 2011 until 2015 and served as Chief Financial Officer of Cogent from January 2004 until 2011. Mr. Kim’s past experience also includes service as the Chief Financial Officer of JNI Corporation, or JNI, a publicly traded storage area network technology company, from September 2002 until December 2003, as Vice President, Finance and Corporate Controller at JNI from October 1999 to August 2002 and as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from January 1998 until October 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a publicly-traded enterprise software company. From January 1990 to April 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. in Economics from the University of California at Berkeley in 1989 and is a Certified Public Accountant.

Han Lin (Harry) Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G. is a founder of our genetic testing business, has served as Fulgent LLC’s Lab Director since February 2012, was appointed as Fulgent LLC’s Chief Scientific Officer in January 2016 and was appointed as our Lab Director and Chief Scientific Officer in September 2016. Dr. Gao’s prior experience includes service as Lab Director of both the DNA Sequencing Core Laboratory and Clinical Molecular Diagnostics Laboratory at City of Hope from 2004 until 2013. Dr. Gao completed his clinical molecular genetics training fellowship and post-doctoral fellowship at Harvard Medical School in 2004 prior to joining City of Hope. Dr. Gao received a M.S. in Immunology and an M.D. from Peking University and Inner Mongolia University for Nationalities in China in 1993 and 1990, respectively, as well as a Ph.D. in Microbiology, Immunology and Medical Genetics from The Ohio State University in 2001. Dr. Gao is board certified in clinical molecular genetics by the American Board of Medical Genetics, is a Fellow of the American College of Medical Genetics and Genomics and serves as a team leader for laboratory inspections by CAP.

EXECUTIVE COMPENSATION

Elements of Compensation

The descriptions below summarize the elements of our executive officers’ compensation. Our compensation arrangements with each of our executive officers are reflected in employment agreements and severance agreements with each of them, which are filed as exhibits to our Annual Report.

Base Salary

Until our initial public offering in September 2016, Mr. Hsieh had not earned or received any salary for his services as our President and Chief Executive Officer, Dr. Gao’s annual base salary was $180,000 and Mr. Kim’s annual base salary was $160,000.

Upon completion of our initial public offering, in light of their increased responsibilities for our Company, Mr. Hsieh, Mr. Kim and Dr. Gao receive annual base salaries of $240,000, $210,000 and $210,000, respectively.

Cash Bonuses

Although each of our executive officers is eligible to receive cash bonuses at the discretion of the Board or the compensation committee, no cash bonuses have been awarded or paid to any of our executive officers in 2015, 2016 or 2017 to date, except for a one-time discretionary cash bonus to Dr. Gao for services rendered for us in 2015, which was paid to Dr. Gao in 2016.

Equity Compensation

Each of our executive officers is eligible to receive equity awards under our equity incentive plans, as described under “Equity Incentive Plans” below, at the discretion of the Board or the compensation committee. Equity awards granted to our executive officers in 2015 and 2016 are described in the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table below. No equity awards have been granted to any of our executive officers in 2017 to date.

Severance

We have entered into severance agreements with each of our executive officers. These severance agreements provide that, subject to an executive officer’s execution and absence of revocation of a release in favor of us, the executive officer is entitled to one year of continuation of his then-current annual base salary following a termination of such executive officer’s employment with us for any reason within one year after a change in control of our Company. In general, the severance agreements provide that a change of control will occur if: any person or group of persons becomes the beneficial owner of more than 50% of the combined voting power of our Company (except for a transaction in which the beneficial owners of voting securities of our Company before the transaction continue to hold, directly or indirectly, the same proportions of voting securities in our Company after the transaction); the individuals who comprise our Board cease to comprise at least a majority of our Board in any 12-month period; our Company merges or consolidates with another entity (except for a merger or consolidation effected to implement a recapitalization or similar transaction); or our Company liquidates or dissolves or sells or otherwise disposes of substantially all of its assets; in each case subject to certain specified exceptions.

Other Elements of Compensation

401(k) Plan. We currently maintain a 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other full-time employees. Applicable tax rules allow eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions (up to 3% of pay), and these matching contributions are fully vested as of the date on which the contributions are made.

Health and Welfare Plans. Our executive officers are eligible to participate in our employee benefit plans, including our health and welfare plans, on the same basis as our other employees.

No Tax Gross-Ups. We generally do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

Summary Compensation Table

The following table summarizes all compensation earned by or paid or awarded to Mr. Hsieh, our principal executive officer, and Mr. Kim and Dr. Gao, our only two other executive officers who were serving as such at the end of 2016, for services rendered to us in all capacities in 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ming Hsieh	2016	67,384	—	—	—	67,384
President and Chief Executive Officer	2015	—	—	—	—	—

Paul Kim(3)	2016	161,819	—	1,700,948	21,000	1,883,767
Chief Financial Officer	2015	—	—	—	—	—

Han Lin Gao	2016	193,961	—	—	4,019	197,980
Chief Scientific Officer and Lab Director	2015	180,000	10,000	5,019,056	5,400	5,214,456

(1)	Calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 on the basis of the fair market value of the awards on the respective grant dates. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in the Annual Report.
(2)	Amounts consist of, for Dr. Gao, our matching contributions under our 401(k) retirement savings plan, and for Mr. Kim, the rent and other costs paid by us, totaling $21,000 in 2016, for an apartment located near our corporate headquarters that is used by Mr. Kim..
(3)	Mr. Kim was appointed as our Chief Financial Officer in January 2016. As a result, he did not earn and was not paid or awarded any compensation in 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about the outstanding equity awards held by each of Mr. Hsieh, Mr. Kim and Dr. Gao as of December 31, 2016:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ming Hsieh	—		—

Paul Kim(1)	65,789	(2)	761,179	(3)

Han Lin Gao(4)	—		—

(1)	In addition to any unvested shares of common stock subject to stock awards reflected in this table, Mr. Kim was also granted an award of 328,947 shares of our common stock in January 2016 as an inducement to entering into employment with us, which were fully vested on the grant date of the award.
(2)	Represents a restricted stock unit award relating to 65,789 shares of our common stock. The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of such shares vesting 12 months after August 10, 2016, and 1/16th of the remaining shares vesting at the end of every three-month period thereafter, subject to Mr. Kim’s continued service for us on each vesting date.
(3)	The market value was determined by multiplying the unvested shares of common stock subject to the stock award by $11.57, the closing price of our common stock on December 30, 2016.
(4)	In addition to any unvested shares of common stock subject to stock awards reflected in this table, Dr. Gao was also granted an award of 2,105,263 shares of our common stock in October 2015, which were fully vested on the grant date of the award.

Equity Incentive Plans

Predecessor Plan

Historically, our predecessor, Fulgent LLC, granted to its employees under its Amended and Restated 2015 Equity Incentive Plan (the “Predecessor Plan”) unit options, restricted share units and profits interest awards. The purpose of the Predecessor Plan was to offer selected persons a proprietary interest in our Company. In connection with our initial public offering, we completed a reorganization transaction in which Fulgent LLC became our wholly owned subsidiary (the “Reorganization”) and all outstanding options, restricted share units and profits interest awards granted under the Predecessor Plan were equitably adjusted and converted into equivalent options to acquire shares of our common stock, restricted stock units relating to shares of our common stock and shares of our common stock, respectively. Following completion of the Reorganization, no further awards will be granted under the Predecessor Plan and the plan has been terminated. The following is a description of the material terms of the Predecessor Plan:

Units Subject to the Predecessor Plan. Before its termination, there were 15,300,000 common units authorized for issuance under the Predecessor Plan. Before completion of the Reorganization, there were 4,493,000 common units subject to outstanding options, 500,000 common units subject to outstanding restricted share units and 10,000,000 outstanding common units that constitute profits interests. Upon completion of the Reorganization, these options became options to acquire 591,112 shares of our common stock, these restricted share units became restricted stock units relating to 65,789 shares of our common stock and these common units that constitute profits interests became 3,730,953 shares of our common stock.

Description of Awards. Options represent a right to purchase common units of Fulgent LLC. The term of each option is 10 years from the grant date of the option. Restricted share units are notional units that represent an unfunded and unsecured right to receive common units of Fulgent LLC. Profits interest awards are a type of equity award containing a participation threshold that entitles the recipient of the award to participate in the value of Fulgent LLC only to the extent it appreciates from and after the grant date of the award. Vesting schedules vary from award to award, but, generally, 1/4th of the common units subject to options or restricted share units vest one year after the grant date and 1/16th of the remainder of the common units subject to options or restricted share units vest at the end of every three-month period thereafter, and profits interest awards generally vest on the grant date. Options were not exercisable, whether or not vested, until the earlier of a liquidity event or incorporation, each as defined in the Predecessor Plan. An incorporation was deemed to have occurred upon completion of the Reorganization, at which time the options became immediately exercisable, to the extent vested. Restricted share units are settled no later than 30 days following the applicable vesting date. The Predecessor Plan provides for adjustments to the number and kind of units subject to grants made under the Predecessor Plan and the number and kind of units covered by an award in the event of a reorganization, recapitalization, merger and other changes in Fulgent LLC’s common units. The Predecessor Plan was set to expire pursuant to its terms on October 15, 2025. However, the manager of Fulgent LLC was authorized to amend, suspend or terminate the Predecessor Plan under certain circumstances, and no grants may be made after any such termination.

2016 Plan

We adopted the 2016 Plan on September 16, 2016 in connection with our initial public offering. The 2016 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock and cash-based awards (including annual cash incentives and long-term cash incentives). Shares issued under the 2016 Plan will be shares of our common stock. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation. All other awards may be granted to our employees, directors or consultants and to employees, directors or consultants of any affiliated entity, including Fulgent LLC.

Share Reserve. We have reserved for issuance pursuant to awards under the 2016 Plan 1,447,368 shares of our common stock plus 656,901 shares of our common stock that will be available for issuance solely pursuant to the converted Fulgent LLC awards discussed below. In general, shares subject to awards granted under the 2016 Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the 2016 Plan.

Administration. The compensation committee or our Board will administer the 2016 Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the 2016 Plan and the award agreements. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such stock options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

Stock Options. The 2016 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the 2016 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. Not more than 1,447,368 shares of our common stock may be issued pursuant to incentive stock options granted under the 2016 Plan. After the continuous service of an option recipient terminates, the recipient’s options may be exercised, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights. The 2016 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. After the continuous service of a recipient of a stock appreciation right terminates, the recipient’s stock appreciation right may be exercised, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards. The 2016 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting that it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Shares of restricted stock that do not vest are subject to repurchase or forfeiture.

Restricted Stock Units. The 2016 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, or restrictions and conditions to payment, that it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. The administrator may specify in an award agreement that earned restricted stock units may be settled in shares of our common stock, other securities, cash or a combination thereof.

Other Awards. The 2016 Plan also allows for the grant of cash or stock-based awards that may or may not be subject to restrictions.

Terms of Awards. The administrator of the 2016 Plan determines the provisions, terms and conditions of each award, including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

Transferability of Awards. The 2016 Plan allows for the transfer of awards under the 2016 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent and in the manner authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2016 Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2016 Plan and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the completion of such transaction.

Changes in Control. The 2016 Plan provides that in the event of a change in control, as such term is defined in the 2016 Plan, each outstanding option and stock appreciation right will automatically vest and become exercisable, other awards will be released from restrictions on transfer or forfeiture rights and any performance goals relevant to such awards will be deemed achieved at the target performance level. Notwithstanding the foregoing, the administrator may provide that awards that remain outstanding after such vesting will be assumed or replaced in connection with the change in control.

Plan Amendments and Termination. The 2016 Plan will automatically terminate 10 years following the date it became effective, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the 2016 Plan, subject to stockholder approval in the event such approval is required by law provided such action does not adversely affect the rights under any outstanding award.

Conversion of Fulgent LLC Awards. Prior to the Reorganization, Fulgent LLC had issued to its employees and consultants options to acquire units of Fulgent LLC, restricted share units and profits interest awards. Upon completion of the Reorganization in connection with our initial public offering, (i) all such unit options that were outstanding immediately prior to completion of the Reorganization were converted into options to acquire shares of our common stock, (ii) all such restricted share units that were outstanding immediately prior to completion of the Reorganization were converted into restricted stock units relating to our common stock, and (iii) all such profits interest awards that were outstanding immediately prior to completion of the Reorganization were converted into shares of our common stock, subject to the following terms and conditions:

•	an individual’s rights with respect to the Fulgent LLC unit options, restricted share units and profits interest awards were canceled;

•	with regard to any converted options, the total spread (the excess of the aggregate fair market value of the stock subject to the option over the aggregate option exercise price) of the option after conversion does not exceed the total spread of the unit option that existed immediately before the conversion;

•	with regard to any converted options, on a share-by-share comparison, the ratio of the option exercise price to the fair market value of the shares subject to the option immediately after the conversion is not greater than the ratio of the option exercise price to the fair market value of the units subject to the option that existed immediately before the conversion;

•	the converted options and converted restricted stock units contain all of the terms of the unit options and restricted share units, as applicable, that existed immediately before the conversion, except to the extent such terms are rendered inoperative by the conversion;

•	neither the converted options nor the converted restricted stock units provide the award holder with additional benefits that the award holder did not have under the unit options or restricted share units that existed immediately before the conversion; and

•	with regard to converted profits interest awards, pursuant to the determination of the manager of Fulgent LLC, the participation thresholds applicable to all units issued pursuant to profits interest awards (i) were not applied in determining the number of shares of our common stock that were issued upon conversion of such units and (ii) did not carry over to such shares, such that all units issued pursuant to profits interest awards converted into shares of our common stock at the same ratio as Fulgent LLC’s units that did not constitute profits interests.

We have provided a substitute award agreement to each Fulgent LLC option and restricted share unit holder that sets forth the terms and conditions related to the conversion of the award.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2016:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(2)	2,104,269	$0.85	1,186,184
Equity compensation plans not approved by security holders	—	—	—
Total	2,104,269	$0.85	1,186,184

(1)	The weighted-average exercise price is calculated based solely on outstanding stock options.
(2)	Represents shares reserved under the 2016 Plan.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

Our Board established a compensation program for our directors who are not employees of our Company in connection with our initial public offering in September 2016. Our non-employee director compensation program consists of cash and equity compensation set forth below. Mr. Hsieh, who serves as our President, Chief Executive Officer and Chairman of our Board, does not receive any additional compensation for his service as a director.

Cash Compensation

All of our non-employee directors receive reimbursement for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings, as well as the following annual cash retainer fees for their service as directors, chairs of the committees of our Board and members of the committees of our Board:

Fee Amount ($)(1)
Annual Board Retainer Fee:
All non-employee directors	35,000
Annual Committee Chair Retainer Fees:(2)
Audit committee chair	15,000
Compensation committee chair	10,000
Nominating committee chair	6,000
Annual Committee Member Retainer Fees:(2)
Audit committee member	7,500
Compensation committee member	5,000
Nominating committee member	3,000

(1)	Directors, committee chairs and committee members receive pro-rated amounts of all annual retainer fees for any partial year of service.
(2)	Committee chair and member fees are in addition to the annual Board retainer fee.

Equity Compensation

Each non-employee director who is initially appointed or elected to our Board, including Mr. Bolger (subject to the reduction to the total number of shares subject to Mr. Bolger’s equity award by the number of shares subject to certain option awards granted to him as an inducement to serve on our Board but before his appointment) and Dr. Mulé upon their appointments in September 2016 but excluding Dr. Yen, is eligible to receive, on the date he or she first becomes a non-employee director, initial equity compensation of, at his or her election, a stock option award to acquire up to 20,000 shares of our common stock, a restricted stock unit award relating to 8,000 shares of our common stock or a combination of stock option and restricted stock unit awards that together relate to a number of shares of our common stock equivalent to the foregoing amounts.

In addition, each continuing non-employee director except for Dr. Yen will be eligible to receive, on the date of each annual meeting of our stockholders, including the Annual Meeting, annual equity compensation of, at his or her election, a stock option award to acquire up to 5,000 shares of our common stock, a restricted stock unit award relating to 2,000 shares of our common stock or a combination of stock option and restricted stock unit awards that together relate to a number of shares of our common stock equivalent to the foregoing amounts.

All equity awards granted to our non-employee directors pursuant to our non-employee director compensation program will be granted under our 2016 Plan and will vest as follows: 1/4th of the shares subject to the award will vest 12 months after the grant date and 1/16th of the remaining shares subject to the award will vest at the end of every three-month period thereafter, subject to the director’s continued service for us on each vesting date.

2016 Director Compensation

The following table summarizes all compensation earned by or paid or awarded to our non-employee directors in 2016:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Stock Awards(2) ($)	Total ($)
John Bolger(3)	14,500	25,734	2,841	43,075
James J. Mulé(4)	13,875	—	4,695	18,570
Yun Yen(5)	13,375	—	—	13,375

(1)	Ming Hsieh, our President and Chief Executive Officer, is not included in this table because he is an employee of our Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Hsieh as an employee of our Company is shown in the Summary Compensation Table above.
(2)	Calculated in accordance with FASB ASC Topic 718 on the basis of the fair market value of the awards on the respective grant dates. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in the Annual Report.
(3)	As of December 31, 2016, Mr. Bolger held the following outstanding equity awards: (i) a stock option award granted on February 23, 2016 to purchase up to 2,631 shares of our common stock at an exercise price of $0.38 per share; (ii) a stock option award granted on April 13, 2016 to purchase up to 2,631 shares of our common stock at an exercise price of $0.38 per share; (iii) a stock option award granted on June 22, 2016 to purchase up to 2,631 shares of our common stock at an exercise price of $12.312 per share; and (iv) a restricted stock unit award granted on October 26, 2016 relating to 4,842 shares of our common stock.
(4)	As of December 31, 2016, Dr. Mulé held the following outstanding equity awards: (i) a restricted stock unit award granted on October 26, 2016 relating to 8,000 shares of our common stock.
(5)	As of December 31, 2015, Dr. Yen held no outstanding equity awards. Dr. Yen holds 526,315 founders’ shares of our common stock in connection with his position as a founder of our genetic testing business. See “Security Ownership of Certain Beneficial Owners and Management” below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

2016 Related Party Transactions

In addition to compensation arrangements with executive officers and directors, which are described under “Executive Compensation” and “Director Compensation” above, described below are transactions and series of transactions since January 1, 2016 to which we were or will be a participant in which the amounts involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial owners of more than 5% of any class of our equity, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Except as described below, there have not been, nor are there any currently proposed, any such transactions or series of transactions.

Securities Sales and Exchanges

On May 13, 2016, Xi Long USA, Inc. (“Xi Long”) purchased 4,618,421 Class D-1 preferred units from Mr. Hsieh, 2,565,789 Class D common units from Dr. Gao and 3,078,948 Class D common units from certain other members of our predecessor, Fulgent LLC, for an aggregate purchase price of approximately $12.0 million.

In connection with such purchases, on May 17, 2016, Fulgent LLC (i) redeemed all of the Class D-1 preferred units and Class D common units acquired by Xi Long from Fulgent LLC’s members in exchange for Fulgent LLC’s issuance to Xi Long of the same number of Fulgent LLC’s Class D-2 preferred units and (ii) issued and sold to Xi Long an additional 5,131,579 Class D-2 preferred units for an aggregate purchase price of approximately $15.2 million.

On October 4, 2016, Mr. Hsieh purchased 1,000,000 shares of our common stock in our initial public offering on the same terms, including the public offering price of $9.00 per share, as the other purchasers in the offering.

Investor’s Rights Agreement

On May 17, 2016, Fulgent LLC entered into an investor’s rights agreement with Xi Long, which we assumed in connection with our initial public offering.

Under the terms of the investor’s rights agreement, Xi Long is entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of our common stock that it holds. In general, any such registration would enable the holder of the registration rights to trade its shares without restriction under the Securities Act when the applicable registration statement is declared effective by the SEC. Under the terms and subject to the conditions of the investor’s rights agreement, Xi Long is entitled to certain demand registration rights on or after May 17, 2019, certain piggyback registration rights if we register any of our securities in connection with a public offering, and certain Form S-3 registration rights when we are eligible to file registration statements on Form S-3. We are generally required to pay the registration expenses, other than underwriting discounts and selling commissions, of the shares registered pursuant to any such registration, and we have agreed to certain indemnification obligations with respect to any such registration.

In addition, the investor’s rights agreement provides that, as long as Xi Long holds at least 1,315,789 shares of our common stock, we are required to provide Xi Long certain financial information at the end of each quarter, business plans upon their approval and certain additional information as it may request from time to time. However, we are not required to provide information that we deem in good faith to be a trade secret or similar confidential information, and we may require Xi Long to execute a confidentiality and nondisclosure agreement prior to our disclosure of any such information.

Compensation of Vice President, Bioinformatics

Our Vice President, Bioinformatics, James Xie, is Mr. Hsieh’s brother. In 2016 and 2017 to date, Mr. Xie earned or was paid or awarded the compensation described below for his services for our Company. Mr. Xie is eligible to receive cash bonuses and equity awards on the same basis as our other similarly situated employees.

Year	Salary ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
2017 (through May 1, 2017)	60,000	(3)	—	1,800	61,800
2016	185,539		—	5,866	191,405

(1)	Calculated in accordance with FASB ASC Topic 718 on the basis of the fair market value of the awards on the respective grant dates. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in the Annual Report.
(2)	Amounts consist of our matching contributions under our 401(k) retirement savings plan.
(3)	Mr. Xie’s annual base salary for 2017 is $180,000.

Pharma Split-Off

On April 4, 2016, we split-off our former pharmaceutical business (the “Pharma Business”) in a transaction we refer to as the “Pharma Split-Off.” In the Pharma Split-Off, Fulgent LLC redeemed each of its member’s Class P units, which had economic rights based on the Pharma Business, distributed to each such member substantially identical units of our former subsidiary that operated the Pharma Business (“Fulgent Pharma”), and caused Fulgent Pharma to assume all then-outstanding options to acquire Class P units. Following the Pharma Split-Off, Mr. Hsieh remains the manager and largest equity holder of Fulgent Pharma.

Prior to the Pharma Split-Off, Mr. Hsieh contributed an aggregate of $15.5 million to Fulgent LLC in a series of capital contributions, all of which were made before 2016. On May 19, 2016, Fulgent LLC, Fulgent Pharma and Mr. Hsieh entered into a contribution and allocation agreement pursuant to which the parties specified and agreed to the allocation of these capital contributions between Fulgent LLC and Fulgent Pharma in the following amounts: $4.6 million was allocated to Fulgent LLC and $10.9 million was allocated to Fulgent Pharma. The agreement also clarified that Mr. Hsieh’s contributions were properly characterized as capital contributions, rather than loans to Fulgent LLC and Fulgent Pharma, notwithstanding a series of promissory notes previously entered into by Mr. Hsieh and Fulgent LLC.

Fulgent Pharma uses office space in the facility at which our principal executive offices are located. Since the completion of the Pharma Split-Off, Fulgent Pharma reimburses us for the portion of the rent we pay that is attributable to the space it uses, which totals approximately $1,000 per month.

Return of Capital Contribution

On September 20, 2016, in accordance with the terms of Fulgent LLC’s operating agreement, Fulgent LLC paid a distribution to Mr. Hsieh, as the sole holder of Class D-1 preferred units, of $4.6 million as a return of Mr. Hsieh’s capital contributions to Fulgent LLC.

Tax Distributions

Consistent with the terms of Fulgent LLC’s operating agreement, in November 2016, we paid tax distributions totaling $1.3 million to the former members of Fulgent LLC. The aggregate amount of these tax distributions was based on the assumed income tax liabilities of such former members attributable to Fulgent LLC’s 2016 net taxable income through the date of the Reorganization. Of the aggregate amount of the tax distributions, (i) $679,141 was paid to Mr. Hsieh and the Ming Hsieh Annuity Trust, collectively, (ii) $52,870 was paid to Dr. Yen, (iii) $33,044 was paid to Mr. Kim, (iv) $177,568 was paid to Dr. Gao, (v) $165,811 was paid to Xi Long, and (vi) $66,088 was paid to Mr. Xie. Such amounts are based on each member’s percentage ownership interest in Fulgent LLC and Fulgent LLC’s 2016 net taxable income, in each case prior to the Reorganization, each member’s resulting share of such net taxable income and each member’s resulting assumed income tax liabilities.

Sino-American Cancer Foundation and Taipei Medical University

In 2016, we engaged in certain transactions with the Sino-American Cancer Foundation and Taipei Medical University, with which Dr. Yen is involved. These transactions are described under “Compensation Committee Interlocks and Insider Participation” above.

Reorganization

We completed the Reorganization on September 30, 2016, pursuant to which Fulgent LLC became our wholly owned subsidiary and the members of Fulgent LLC became our stockholders.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, which provide these individuals with indemnification in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy to establish policies and procedures for the review and approval or ratification of all related person transactions. This policy provides that our related persons, which consist of our executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock and all immediate family members of and entities affiliated with any of the foregoing persons, are not permitted to enter into a material transaction in which we are a participant without the prior review and approval of our audit committee, or a special committee composed solely of disinterested directors in the event it is inappropriate for our audit committee to review the transaction due to a conflict of interest, where a “material transaction” constitutes a transaction in which the amount involved exceeds or is expected to exceed $120,000 in any calendar year. In reviewing, considering and approving or rejecting any such material transaction, our related person transaction policy requires consideration of the facts and circumstances available to and deemed relevant by our audit committee or special committee, as applicable, including, among others, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Prior to our initial public offering in September 2016, we did not have a written policy for the review and approval of transactions with related persons and the manager of our predecessor, Fulgent LLC, historically reviewed and approved any transaction where a director or officer had a material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 24, 2017, for:

•	each of our directors;

•	each of our executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owns more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to stock options or other derivative securities held by that person that are currently exercisable or convertible or that will become exercisable or convertible within 60 days after March 24, 2017, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. The information in the table below is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of the shares. Except as otherwise indicated by the footnotes below, we believe, based on information furnished to us, that the persons named in the table below have sole voting and sole investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property or similar laws.

Applicable percentage ownership is based on 17,676,256 shares of common stock outstanding as of March 24, 2017. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Fulgent Genetics, Inc., 4978 Santa Anita Avenue, Temple City, California 91780.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Executive Officers:
Ming Hsieh(1)	7,760,733	43.9
John Bolger(2)	1,481		*
James J. Mulé	—	—
Yun Yen(3)	526,315	3.0
Paul Kim(4)	328,947	1.9
Han Lin Gao(5)	1,767,659	10.0
All directors and executive officers as a group (six persons)	10,385,135	58.8
Other 5% Stockholders:
Xi Long (6)	2,025,623	11.5

*	Represents beneficial ownership of less than 1%.
(1)	Consists of (i) 6,444,944 shares of our common stock held of record by Mr. Hsieh and (ii) 1,315,789 shares of our common stock held of record by the Ming Hsieh Annuity Trust, over which Mr. Hsieh possesses sole voting and dispositive power as the sole trustee.
(2)	Consists of 1,481 shares of our common stock subject to stock options granted to Mr. Bolger that are currently exercisable or will become exercisable within 60 days after March 24, 2017.
(3)	Consists of 526,315 shares of our common stock held of record by Dr. Yen.
(4)	Consists of 328,947 shares of our common stock held of record by Mr. Kim.
(5)	Consists of 1,767,659 shares of our common stock held of record by Dr. Gao.
(6)	Consists of 2,025,623 shares of our common stock held of record by Xi Long. The address for Xi Long is 6 Xinrui Road, Science City, Luogang District, Guangzhou City, Guangdong Province, People’s Republic of China 510663.

AUDIT COMMITTEE REPORT

The audit committee is responsible for overseeing our financial reporting policies and procedures on behalf of the Board. In performing its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements included in the Annual Report with management, and has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.” The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Annual Report.

Audit Committee: John Bolger, Chairman James J. Mulé Yun Yen

This audit committee report shall not be deemed to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership of our common stock and changes in such ownership with the SEC. Based solely on a review of these reports furnished to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements in 2016.

Stockholder Proposals for 2018 Annual Meeting

Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2018 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by us no later than December 18, 2017 if our 2018 annual meeting is held between April 16, 2018 and June 15, 2018 or, if our 2018 annual meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. Additionally, our bylaws provide that a stockholder must have given timely written notice to the Company of any proposal that is sought to be considered for inclusion in our proxy materials. To be timely for our 2018 annual meeting of stockholders, a stockholder’s written notice must be delivered to or mailed and received at the address of our principal executive offices no earlier than October 19, 2017 and no later than December 18, 2017 if our 2018 annual meeting is held between April 16, 2018 and June 15, 2018 or, if our 2018 annual meeting is not held within these dates, no later than the close of business on the later of (1) the 90th day prior to the date of our 2018 annual meeting or (2) the 15th day following the date on which public announcement of the date of our 2018 annual meeting is first made. A stockholder’s notice to the Company must also comply with all other requirements of Rule 14a-8, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2), and must set forth, as to each proposal the stockholder seeks to bring before the meeting, all of the information required by our bylaws.

Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting But Not Included in Our Proxy Materials

Our bylaws also provide that a stockholder must have given timely written notice to the Company of any director nomination or other proposal that is not sought to be considered for inclusion in our proxy materials. To be timely for our 2018 annual meeting of stockholders, a stockholder’s written notice must be delivered to or mailed and received at the address of our principal executive offices no less than 90 days prior to the date of our 2018 annual meeting. A stockholder’s notice to the Company must set forth, as to each director nominee or other proposal the stockholder proposes to bring before the meeting, all of the information required by our bylaws. We will not entertain any director nominations or other proposals at our 2018 annual meeting that do not meet the requirements set forth in our bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we are delivering a single copy of this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. This procedure reduces the Company’s printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Additionally, upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of these materials. To receive a separate copy of this Proxy Statement or the Annual Report, write to the attention of our Corporate Secretary at the address of our principal executive offices or call (626) 350-0537. Stockholders who share an address and receive multiple copies of this Proxy Statement or the Annual Report may also request to receive a single copy of any such materials by following the instructions provided above.

Other Business at the Annual Meeting

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares that it represents at the Annual Meeting in accordance with their judgment.

For further information about our Company, please refer to our Annual Report, which accompanies this Proxy Statement. Our Annual Report was filed with the SEC on March 17, 2017, and is also publicly available on our website, www.fulgentgenetics.com.

By order of the Board,

/S/ MING HSIEH
MING HSIEH
President and Chief Executive Officer

Temple City, California

April 10, 2017

Annex A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FULGENT GENETICS, INC.

Fulgent Genetics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 13, 2016.

2. Section A of Article 4 of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety to read as follows:

A. The total number of shares of all classes of stock that the Corporation is authorized to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, with a par value of $0.0001 per share, and 1,000,000 shares of Preferred Stock, with a par value of $0.0001 per share.

3. This Certificate of Amendment to the Certificate of Incorporation has been duly approved by the Board of Directors and the stockholders of this Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed on             , 2017.

FULGENT GENETICS, INC.

By:
Name:	Ming Hsieh
Title:	President, Chief Executive Officer

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02KQWD 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 01—Ming Hsieh 04—Yun Yen, M.D., Ph.D., F.A.C.P. 02—John Bolger 03—James J. Mulay (Mulé), I.Ph.D 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 For Against Abstain 3. Approval of an amendment to the Company’s certificate of incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 200,000,000 to 50,000,000 Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. MMMMMMMMMMMM 3 2 6 0 1 0 2 MMMMMMMMM

Fulgent Genetics, Inc. 2017 Annual Meeting of Stockholders Tuesday, May 16, 2017, at 9:00 a.m. local time Fulgent Genetics Headquarters 4978 Santa Anita Ave., Temple City, CA 91780 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2017 Annual Meeting of Stockholders 4978 Santa Anita Ave.,Temple City, CA 91780 Proxy Solicited by Board of Directors for Annual Meeting—May 16, 2017 Ming Hsieh and Paul Kim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fulgent Genetics, Inc. to be held on May 16, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (Election of four directors), FOR Proposal 2 (Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017), and FOR item 3 (Approval of an amendment to the Company’s certificate of incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 200,000,000 to 50,000,000). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Proxy — Fulgent Genetics, Inc.